Exhibit 32.1
Certifications Furnished Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Canadian Pacific Railway Limited
In connection with the Quarterly Report of Canadian Pacific Railway Limited (the “Company”) on Form 10-Q for the period ended September 30, 2016 (the “Report”) to which this certificate is an exhibit, I, E. Hunter Harrison, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 19, 2016	/s/ E. Hunter Harrison
E. Hunter Harrison
Chief Executive Officer